EXHIBIT 5.1

                                EVERETT & EVERETT
                         ATTORNEYS AND COUNSELORS AT LAW
                  2812 ERWIN ROAD, SUITE 305      P.O. BOX 3001
                  DURHAM, NC 27705                DURHAM, NC 27715

R.O. EVERETT (1878-1971)
KATHERINE R. EVERETT (1893-1992)
ROBINSON O. EVERETT
SANDRA G. HERRING
SHERRY HONETCUTT EVERETT                                     TEL: (919) 382-2800
LEWIS M. EVERETT                                             FAX: (919) 382-2800
                                November 17, 2008

RE: REGISTRATION STATEMENT ON FORM S-1 OF XTRASAFE, INC.

Ladies and Gentlemen:

         We have been engaged by XtraSafe, Inc., a Florida corporation, in connection with its registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission and relating to the registration of 3,000,000 shares of Common Stock, par value $.001 (hereinafter, the "registerable securities"). This opinion is being furnished at the request of the corporation and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

         In order to provide this opinion, we have examined and relied upon original, certified, conformed, Photostat or other copies of the following documents:

         o The Amended and Restated Articles of Incorporation ("Articles of Incorporation") and the Bylaws as presently in effect ("Bylaws") of the company, filed as exhibits 3.1.1 and 3.2, respectively, to the Registration Statement;

         o Records of the corporate proceedings taken to date with respect to the authorization and issuance of the registerable securities;

         o The Registration Statement and the exhibits attached thereto solely as they pertain to the registerable securities;

         o Applicable provisions of the statutes of the State of Florida, the corporate laws of the State of Florida, and published judicial and administrative interpretations thereof, and;

         o Such other documents and matters of law as we have deemed necessary for the expression of this opinion.

         In all of our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, Photostat, or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records, and instruments.

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         Based upon and subject to the foregoing, we are of the opinion that the registerable securities, when issued in accordance with their terms and upon receipt by the Company of the agreed upon consideration therefor, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, provided that such consent shall not constitute an admission that we are an "Expert" within the meaning of the Securities Act of 1933, as amended.

                                        Sincerely,

                                        /s/ Luke Everett

                                        Luke Everett
                                        Everett & Everett Law Firm